UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 2, 2011 (April 26, 2011)

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 26, 2011, a member of the Audit Committee of the Board of Directors of China Integrated Energy, Inc. (the “Company”) received a letter from KPMG confirming that the client-auditor relationship with the Company ceased (the “April 26 Letter”).  In a subsequent letter, dated April 27, 2011, the substance of which is disclosed in response to Item 4.02(b) below, KPMG confirmed that it had resigned as of its April 26 Letter and such resignation was effective immediately (the “April 27 Letter”).

The audit report of KPMG on the financial statements of the Company for the year ended December 31, 2010, does not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

From December 16, 2010, when KPMG was engaged, through KPMG’s resignation on April 26, 2011, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports.  As disclosed below in Item 4.02(b) below, there was a reportable event as described under Item 304(a)(1)(v)(B) which, according to the April 27 Letter, led to KPMG’s resignation. Other than set forth above and disclosed under Item 4.02(b), there were no other disagreements or reportable events as described under Item 304(a)(1) of Regulation S-K.

The Company provided a copy of this disclosure to KPMG and an opportunity to furnish the Company with a letter stating whether it agrees or disagrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K.

Item 4.02(b)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 27, 2011, in a letter also addressed to the Audit Committee, KPMG referenced the Resignation Letter and informed the Audit Committee that its previously issued audit reports dated March 16, 2011 related to the consolidated balance sheet of the Company and subsidiaries as of December 31, 2010, and the related consolidated statement of income and comprehensive income, stockholder’s equity, and cash flows for the year then ended and effectiveness of internal control over financial reporting as of December 31, 2010 should no longer be relied upon.

In its letter KPMG indicated that its resignation was due to, in its view, the inconsistency between management’s representation to KPMG that it will fully cooperate with the special investigation requested and authorized by the Audit Committee and the manner of management’s conduct during the investigation, and such inconsistency has made KPMG unable to rely on management’s representations in connection with its 2010 audits of the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company.

The Audit Committee has discussed the matters disclosed in response to this Item 4.02(b) with KPMG.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

7.1	KPMG Letter, dated as of April 27, 2011

16.1	KPMG Letter, dated as of May 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2011	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

7.1	KPMG Letter, dated as of April 27, 2011

16.1	KPMG Letter, dated as of May 2, 2011